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EXHIBIT 23.01

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-31978, 333-34360, 333-86098 and 333-89666), S-8 (Nos. 333-104685, 333-69116, 333-52512, 333-34358, 333-95673, 333-92173, 333-58183, 333-77321, 333-66151, 033-02889, 333-00779, 033-43591, 333-14241 and 333-12095) and S-1 (No. 333-24557) of Adaptec, Inc. of our report dated April 25, 2003, except regarding the written settlement and mutual release agreement in Note 22, as to which the date is May 21, 2003, the June 2003 extinguishment of debt in Note 8, as to which the date is June 9, 2003, and the ICP vortex acquisition in Note 25, as to which the date is June 11, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
June 23, 2003

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT AUDITORS